Exhibit (p)(1)

Table of Contents

1 / Key Data	3
2 / Purpose	4
3 / Scope and applicability	5
4 / General Rule	7
5 / Reporting Requirements	8
6 / Pre-Clearance Requirements	11
7 / Restrictions	13
8 / Written Acknowledgement	18
9 / Compliance Oversight	19
10 / Interpretations and Exceptions	21
11 / Associated Policies	22
12 / Authoritative Guidance	23
13 / Key Components	24
14 / Key Regional Differences	25
15 / Governance	26
16 / Terms and Definitions	27
17 / Document Retention	30
18 / Appendices and Attachments	31

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Code of Ethics - DWS Group (U.S. Registered Entities)

1 / Key Data

Summary

The Code of Ethics – DWS Group (U.S. Registered Entities), the “Code”, sets forth the specialized rules for personal trading and investment of all Supervised Persons, which includes Access Persons and Investment Persons1, of U.S. Registered Entities and seeks to prevent actual or potential conflicts of interest or any abuse of an individual’s position to our clients2.

Document category

☒	Policy
☐	Implementation Procedure (IP)
☐	Rule

Applicability

Region/Country	All DWS regions for Access Persons
Regulation/ Regulator	US Regulators
DWS Legal Entity/ies	All DWS entities
Issuing Function	Compliance
Key Theme/Risk Type	Personal Trading and Outside Business Activity Insider Dealing and Misuse of Inside Information
Applicable local jurisdictions	All
IP	DWS Personal Account Dealing – Implementation Procedure; Privat Investment Transactions / Outside Business Activities of the DWS Holding Executive Board; DWS Private Investment Transactions (PITs) - Implementation Procedure
Author	Brynne Salomone
Reviewer	Scott-D Hogan
Functional approver	Sebastian Hoeck
Link: DWS Policy Library

Implementation date

24.04.2023

Review date

24.04.2024

 1 In case you are an access persons or investment person who have been explicitly classified by compliance and confirmed your status. It is to be noted that every Investment Person is also an Access Person. Please refer also to the terms and definitions section in this document.

2 Please note that as of the implementation data of this document, the Personal Account Dealing Policy – DB Group is not applicable anymore.

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Code of Ethics - DWS Group (U.S. Registered Entities)

2 / Purpose

In conducting our activities, we must also be cognizant of our fiduciary obligations. We will, in varying degrees, participate in or be aware of fiduciary and investment services provided to Advisory Clients. As a fiduciary, we have an obligation to adhere to the highest standards of conduct and integrity and act solely in the best interest of our clients. Accordingly, we must place the interest of our clients first and avoid transactions, internal or external business activities, and relationships that might interfere or appear to interfere with making decisions in the best interests of such clients and conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility. If a conflict of interest arises, it must be managed promptly, appropriately, and in the best interests of our clients. We will at all times conduct ourselves with integrity and distinction, putting the interests of our clients first and beyond all others.

It is your duty to conduct all activities in a manner that is consistent with all applicable laws and regulations, including the U.S. Federal Securities Laws, which include the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules and/or regulations adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

You must promptly report to DWS Compliance and, if deemed appropriate, your Supervisor any suspected violation(s) of DWS policy, including this Code, or any illegal conduct.

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Code of Ethics - DWS Group (U.S. Registered Entities)

3 / Scope and applicability

OVERVIEW

DWS’s Values

DWS has established a clear set of values which lie at the core of what we do – Client Commitment, Entrepreneurial Spirit and Sustainable Action. These values guide our behavior with clients, with each other, with our shareholders and with the communities we serve. They define the type of institution DWS aspires to be. Each of the values rests on a set of beliefs which set out how we seek to conduct ourselves as we live our values and reflects our own history, the interests of our stakeholders and the changing environment in which we operate.

Risk Culture

With these guiding values, DWS has defined and embedded a set of risk culture behaviors that align with those values. These behaviors, listed below, operationalize DWS’s values enhancing its corporate governance through a strong risk management culture and establishing DWS’s expectations that all employees take a holistic approach to managing risk and return and effectively managing DWS’s risk, capital and reputation. These behaviors include:

•	Being fully responsible for managing and mitigating DWS’s risks.
•	Being rigorous, forward looking, and comprehensive in the assessment of risk.
•	Reporting to DWS Compliance behaviors inconsistent with our risk culture.
•	Identifying and mitigating potential and actual conflicts of interests.
•	Troubleshooting collectively.
•	Placing both clients’ best interests and DWS’s reputation at the heart of all decisions.

The Code and Access Persons

This Code sets forth the specialized rules for personal trading and investment of all Access Persons (as defined below) and seeks to prevent actual or potential conflicts of interest or any abuse of an individual’s position to our clients.

For purposes of this Code, all DWS Employees and Contingent Workers of DWS Investment Management Americas, Inc (“DIMA”), RREEF Americas L.L.C. (“RREEF”), DBX Advisors LLC (“DBX”), and DWS Distributors, Inc. (“DDI”) are “Access Persons.” For the avoidance of doubt, all DWS Employees and Contingent Workers in the US are “Access Persons.” Each Chief Compliance Officer of DWS International GmbH (“DWSI”), DWS Alternatives Global Limited (“DWS Global”), DWS Investments Hong Kong Limited (“DWS HK”), and DWS Investments Australia Limited (“DIAL”) shall identify, and maintain a list of, DWS Employees or Contingent Workers who are Access Persons under this Code3.

3 The Board of Directors/Trustees (the “Board”) of the DWS Funds, DBX Funds, and Germany Funds have adopted a separate code of ethics that applies to the members of the Boards.

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Code of Ethics - DWS Group (U.S. Registered Entities)

In addition to the Code, you should also review and comply with the requirements of the associated policies set forth in under Associated Policies. For access to the policies and procedures, see the Deutsche Bank AG (“DB”) Policy Portal.

Together, this Code, and other associated policies, as referenced herein, underscore DWS’s commitment that we will act with fairness, decency and integrity, put our clients’ interests before any other interests, adhere to the highest standards of ethics and comply with the U.S. federal securities laws. The success of this commitment depends on the conduct of each of us.

Any questions relating to the Code should be directed to DWS Compliance.

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Code of Ethics - DWS Group (U.S. Registered Entities)

4 / General Rule

The General Scope

While the restrictions in this Code apply only to an individual who is an Access Persons of a DWS Entity, the general principles underlying the Code apply to all Supervised Persons. The purpose of the Code is to ensure that, in connection with your personal trading, you do not violate any U.S. Federal Securities Laws.

You must report violations of one or more provisions contained within the Code to the Chief Compliance Officer(s) (or designee) or DWS Compliance senior management, and if you do not do so, you may be deemed in violation of this Code. The Chief Compliance Officer(s) (or designee) and DWS Compliance senior management will receive periodic reports of all violations of the Code. You should refer to the Raising Concerns (including Whistleblowing Policy) – Deutsche Bank Group for your responsibilities to report violations of U.S. Federal Securities Laws.

If you violate the Code, you may be subject to disciplinary actions, including but not limited to the issuance of a Red Flag4, disgorging profits, suspending trading, terminating employment, and being subject to regulatory sanctions and fines. Please refer to Section 9 of the Code for additional information.

4 In Germany, the Red Flag process is limited to senior executives (“leitende Angestellte”).

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Code of Ethics - DWS Group (U.S. Registered Entities)

5 / Reporting Requirements

As an Access Person, you are required to make certain disclosures relating to Trading Accounts and Securities for which you have a Beneficial Ownership, to the extent permitted by local laws. Below are details of the reporting requirements applicable to all Access Persons of a DWS Entity.

A.	Initial Personal Securities Holdings and Trading Accounts Disclosures

All Access Persons are required to disclose all Trading Accounts along with applicable holdings in Securities no later than ten (10) calendar days after an individual becomes an Access Person. The information submitted must be current within 45 days prior to the date the individual becomes an Access Person. The information must include:

i.	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number[5], number of shares, and principal amount of each Security in which the Access Person has any direct or indirect Beneficial Ownership when the person became an Access Person; and
ii.	The name of any broker, dealer or bank with whom the Access Person maintained a Trading Account in which any securities (including open-end Investment Companies) were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
iii.	The date that the report is submitted by the Access Person.

Please note that Private Investment Transactions fall under the definition of Security and must be reported accordingly.

Access Persons that do not have any Beneficial Ownership in securities (including open-end Investment Companies) will be required to attest to that effect.

(i)	Access Persons must report all Securities held in Trading Accounts via the StarCompliance system. A sample Initial Personal Securities Holdings Report form is attached as Appendix B. Designated Brokers.

All Access Persons must disclose their Trading Accounts in StarCompliance. In general, Access Persons must maintain new Trading Accounts with a Designated Broker (provided below).

DWS Entities in the U.S. require that Access Persons maintain their Trading Accounts with a Designated Broker. See the link below for a list of Designated Brokers.

https://mydb.intranet.db.com/groups/dws-employee-compliance-team/overview

New Access Persons must complete the transfer of all Trading Accounts to a Designated Broker within 30 days of the start of employment, unless an exception is granted by DWS Compliance.

Exceptions to the Designated Broker requirement may be given on a case-by-case basis. Exceptions, include but are not limited to, approved Discretionary Managed Accounts or where a member of an Access Person’s Immediate Family is employed by another financial institution with its own conflicting Designated Broker requirement. If an exception is granted for a Trading Account or to not be maintained with

5 DWS Compliance considers the ISIN an equivalent uniform identifier to the CUSIP when obtaining holdings reports for Access Persons who are outside of North America.

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Code of Ethics - DWS Group (U.S. Registered Entities)

a Designated Broker, the Access Person must provide or arrange for duplicate account statements and confirmations be automatically provided.

Please Note: Trading Accounts that are a U.S. 529 Plan (college savings plans) where the investment options are only limited to Investment Companies, excluding plans offering products where a DWS Entity or an affiliate act as investment adviser, sub-adviser or principal underwriter, do not need to be reported.

B.	Quarterly Transaction Reports

All Access Persons must submit a quarterly transaction report no later than 30 calendar days after the end of the calendar quarter. The information in the report shall contain the following information with respect to any transaction during the quarter in a Security within a Trading Account:

i.	The date of the transaction, the title, and as applicable the exchange ticker symbol or ISIN/CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Security involved;
ii.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
iii.	The price of the Security at which the transaction was effected;
iv.	The name of the broker, dealer or bank with or through which the transaction was effected; and
v.	The date the Access Person submits the report.

Access Persons that do not have any transactions in Securities in a particular quarter will be required to attest that they did not have any such transactions for the respective quarter.

In addition, all Access Persons must report with respect to any Trading Account opened during the quarter:

•	The name of the broker, dealer or bank where the Access Person established the Trading Account;
•	The date the Trading Account was established; and
•	The date that the report is submitted by the Access Person.

Access Persons must complete the quarterly transaction report for all transactions in Securities during the prior calendar quarter via StarCompliance. A sample Quarterly Transaction Report form is attached as Appendix C.

All quarterly transaction reports will be reviewed to ensure compliance with the Code in accordance with applicable procedures.

C.	Annual Holdings and Trading Accounts Reports

Annually, all Access Person must submit a report that includes all Trading Accounts and all applicable holdings in Securities. The information submitted must be current within forty-five (45) calendar days of the report date. The information must include:

i.	The title and type of security, and as applicable the exchange ticker symbol or ISIN/CUSIP number, number of shares, and principal amount of each Security in which the Access Person has any direct or indirect Beneficial Ownership; and
ii.	The name of any broker, dealer or bank with whom the Access Person maintained a Trading Account in which any securities (including open-end Investment Companies) were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
iii.	The date that the report is submitted by the Access Person.
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Code of Ethics - DWS Group (U.S. Registered Entities)

Access Persons that do not have any Beneficial Ownership in securities (including open-end Investment Companies) will be required to attest to that effect.

Access Persons must complete the annual holdings report via StarCompliance. A sample Annual Personal Securities Holdings Disclosure form is attached as Appendix D.

All annual holdings reports will be reviewed to ensure compliance with the Code in accordance with applicable procedures.

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Code of Ethics - DWS Group (U.S. Registered Entities)

6 / Pre-Clearance Requirements

All Access Persons must pre-clear transactions (e.g., purchases, sales, and gifting) in any Security (as defined below) prior to execution in a Trading Account. Access Persons must enter pre-clearance requests via StarCompliance, which will process such request. StarCompliance is available via DWS Network.

Employees must not commit funds, place orders or execute transactions until written confirmation has been received from DWS Employee Compliance that the request has been approved. Approvals are valid only for the day granted. For clarification, your order must be executed on the same day by the time the market on which the security is traded closes. If an approved transaction in a Security is not executed on the same day that the approval is granted, you must repeat the pre-clearance process before executing the transaction the next day. Good Till Cancelled (“GTC”) orders, limit orders, or any other carry-over orders are NOT permitted.

All pre-clearance requests will be routed to the DWS Employee’s manager for review and approval before Compliance review. Managers have an important role in overseeing and ensuring DWS Employees conduct their personal trading activities in compliance with the Code. Specifically, managers are responsible for considering the activities performed by the DWS Employee on behalf of DWS and the activities of the business area, including, but not limited to, if the DWS Employee has access to information relating to DWS research or trade activity, whether the DWS Employee has access to inside information relating to the Security or related Securities (i.e., industry peers), and the frequency of transactions and time dedicated to personal trading by the DWS Employee’s relative to his or her responsibilities to DWS and its clients. Managers should not approve requests that are considered prohibited transactions; present conflicts, actual or potential, with DB or DWS, clients or responsibilities; or present any other issues that are relevant to the business / DWS Employee situation that may indicate a concern. Additionally, managers should consider the nature, pattern and / or frequency of trading activity of DWS Employee and raise any concerns or questions to Compliance prior to approval.

For avoidance of doubt, approval by the DWS Employee’s manager is not considered DWS Employee Compliance approval. Written confirmation from DWS Employee Compliance (whether manually or via StarCompliance) is required before proceeding with the transaction.

In addition to the exclusions from the definition of Security below, the following transactions are exempted from the pre-clearance requirement:

•	Transactions in disclosed and approved Discretionary Managed Accounts;
•	Transactions in DWS open-end Investment Companies;
•	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities;
•	Purchases of Securities through an employer sponsored share purchase plan, such as the DB or DWS Group Global Stock Purchase Plan (“GSPP”) (or similar plans), and the receipt of shares, rights, or options (including the exercise of options or other conversions to shares) from an employer as compensation. (All sales of such Securities received through employer sponsored share purchase plans or as compensation must be precleared);
•	Receipt of underlying equity, including where the equity is provided net of tax, the transfer of equity received to another disclosed account, or election to receive cash or notional value rather than shares at the time of vesting through a deferred compensation scheme/plan (including the exercise of Stock Appreciation Rights);
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Code of Ethics - DWS Group (U.S. Registered Entities)

shares at the time of vesting through a deferred compensation scheme/plan (including the exercise of Stock Appreciation Rights);

•	Selling or purchasing rights solely to round the rights awarded or granted pursuant to a corporate action to be able to purchase a complete share;
•	Purchases and sales of currencies transactions and in digital or crypto currencies; however, transactions in digital or crypto currencies and assets during an ICO or IEO would be subject to pre-clearance. Additionally, any crypto currency trust or exchange traded products and any derivative or futures-related transactions in digital or crypto currencies and related assets would be subject to pre-clearance. Please note that mining digital or crypto currencies and assets using personal equipment or as a business must be pre-cleared as a Private Investment Transaction or Outside Business Activity. Mining digital or crypto currencies and assets using DWS equipment is strictly prohibited;
•	Transactions in cash commodities where the Access Person accepts physical delivery;
•	Transfers from one Trading Account to another Trading Account of the same Access Person, provided that the second Trading Account has been disclosed in accordance with the Code;
•	Securities purchased under a program in which regular periodic purchases are made automatically in Trading Accounts in accordance with a predetermined schedule and allocation (e.g. issuer sponsored DRIPs). Additional or occasional purchases outside of the program and all sales of shares would be subject to pre-clearance;
•	Regular investments within a regular savings plan for DWS Access Persons located in Germany provided:
-	DWS Employee Compliance is notified of regular savings plan upon setup,
-	Transactions are on a specified periodic basis and not ad-hoc transactions in Securities,
-	Transactions are made pursuant to a written agreement with the broker that clearly stipulates the investment details (name of the product, frequency of transaction, investment value and the account number), and
-	The details of the written agreement with the broker do not change more than once in a 12 month period;
•	Participating or receiving Securities in conjunction with tender offers. Subsequent sales of Securities must be pre-cleared and will be subject to the short-term trading and holding period requirements described above;
•	Transactions in collective investment schemes that are not exchanged traded products;
•	Shares sold in accordance to Rule 10b5-1 Plan. Please note that any Rule 10b5-1 Plan must be disclosed (including a copy of the Rule 10b5-1 Plan) to DWS Compliance before being established, unless the Rule 10b5-1 Plan was established prior to employment at DWS; and
•	Transactions in cash management vehicles, such as money market Investment Companies.

Access Persons are required to promptly provide Compliance with evidence of all trading activity; at a minimum this includes statements and copies of executed transaction details, however Compliance may request other evidence, as needed. To assist in fulfilling this requirement, Access Persons can directly arrange for their Broker(s) to provide this trading activity information to Compliance via StarCompliance. Access Persons are responsible for ensuring the arrangement is implemented and, upon leaving DWS, is terminated. In case this is not an available option within your region (e.g. in Germany), you are required to manually upload evidence as soon as reasonably possible.

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Code of Ethics - DWS Group (U.S. Registered Entities)

7 / Restrictions

Access Persons must ensure conflicts or the appearance of conflicts are identified, mitigated and managed, between their duties and responsibilities to our Advisory Clients and their personal investment activities. Technical compliance with the Code will not automatically insulate any transaction in any Trading Accounts from scrutiny that indicates an abuse of your fiduciary duties or that creates an appearance of such abuse.

In situations where a conflict is created by a personal transaction, whether that conflict be actual, potential, or perceived, the Access Person may be required to exit the position. New Access Persons with a conflicted position may be required to exit the position(s) or transfer the position to a Discretionary Managed Account.

Note that violations of these restrictions may result in a Red Flag and/or other disciplinary actions, including but not limited to, disgorging profits, suspending trading, terminating employment, and being subject to regulatory sanctions and fines. Please refer to Section 9 for additional information.

A.           General

i.	The Basic Policy: Access Persons have a personal obligation to conduct transactions in Securities lawfully and in a manner that avoids actual, perceived, or potential conflicts between their own interests and the interests of DWS and Advisory Clients. Access Persons must carefully consider the nature of their responsibilities – and the type of information that he or she might be deemed to possess in light of any particular securities transaction – before engaging in that transaction;

ii.	Inside Information (also referred to Material Non-public Information (“MNPI”) or Price Sensitive Information (“PSI”)): An Access Person who is in possession of or believes he or she is in possession of inside information about or affecting Securities or the Security’s issuer must promptly notify DWS Compliance (and no one else, including any other DWS Employee). Such Access Persons are prohibited from buying or selling such Securities or advising any other person to buy or sell such Securities;

See also the Information Security Policy – DB Group and the Information Barriers Policy – DWS Group.

iii.	Firm and Departmental Restricted Lists: Access Persons are not permitted to buy or sell any Securities that are included on the DWS Restricted List (available at https://gromit.intranet.db.com/rlweb/rl/overview.jsp?view=companies or can be accessed from the intranet home page under Useful Links\Compliance) and/or other applicable restricted lists for a DWS Entity. See “DWS Restricted List” below; and

iv.	Front-Running/Piggybacking: Access Persons are prohibited from buying or selling Securities or other instruments in their Trading Accounts so as to benefit from the Access Person’s knowledge of the DWS Entity’s, an investment company’s or other client’s trading positions, plans or strategies, or forthcoming research recommendations.

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Code of Ethics - DWS Group (U.S. Registered Entities)

B.           Specific Blackout Period Restrictions

i.	SAME-DAY RULE: Access Persons shall not knowingly or otherwise effect the purchase or sale of a Security in their Trading Accounts on a day during which any Advisory Client has an open “buy” or “sell” order for the same Security, until that order is withdrawn or fully executed;
ii.	5-DAY RULE:
a)	Investment Personnel shall not purchase or sell a Security in their Trading Accounts within five calendar days before or five calendar days after the same Security (i) is traded (or contemplated to be traded) for an Advisory Client account with which the individual is associated; or (ii) is added to/deleted from or has its weighting changed in a model portfolio; and
b)	Access Persons who have real time access to Fixed Income and/or Equity global research, shall not purchase or sell a Security in their Trading Accounts within five calendar days before or five calendar days after the same Security: (i) has its internal rating upgraded or downgraded; or (ii) has research coverage initiated.
iii.	Deutsche Bank and DWS Issued Securities:

During certain times of the year, Access Persons are prohibited from conducting transactions in equity and debt securities of Deutsche Bank AG and DWS Group GmbH & Co. KgaA (“DWS Group”). DWS Compliance generally imposes these “blackout” periods around the fiscal reporting of corporate earnings. Blackouts typically begin three days prior to the expected quarterly or annual earnings announcement and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and DWS Compliance will advise when such additional restricted periods are in effect. Additionally, Access Persons are prohibited from short selling (e.g., selling a security that is not held in your Trading Account) or trading in options or derivatives with a DB or DWS Group security as an underlying instrument. (Transactions in DB and/or DWS Group securities are also subject to local requirements.)

iv.	Exceptions to Blackout Periods (above items i and ii only): The following transactions in Securities are exempt from the Same Day Rule and 5-Day Rule noted above:
•	Purchases or sales of 500 shares or less of the equity Securities of issuers in the Stoxx 50, Eurostoxx 50, DAX, MIB 30, CAC 40, Ibex 35, AEX, ATX, SMI, FTSE 100, ASX 200, and S&P 500 Indices;
•	Transactions in Discretionary Managed Accounts;
•	Securities purchased under a program in which automatic purchases are made in Trading Accounts in accordance with a predetermined schedule and allocation (e.g. issuer sponsored Dividend Reinvestment Plan (“DRIPs”)) but excluding any purchases outside of the program (However, the sale of such Securities will be subject to the Blackout Periods above.);
•	To the extent acquired from the issuer, Securities acquired upon the exercise of rights issued to holders of a class of such Securities (However, the sale of such Securities will be subject to the Blackout Periods above.);
•	Currency (Excluding ICOs and IEOs);
•	Securities purchased through an employer sponsored share purchase plan, such as the Deutsche Bank or DWS GSPP (or similar plans), and the receipt of shares, rights, or options (including the
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Code of Ethics - DWS Group (U.S. Registered Entities)

exercise of options or other conversions to shares) from an employer as compensation (However, the sale of such Securities will be subject to the Blackout Periods above.); and

•	Securities bought or sold in accordance to a Rule 10b5-1 Plan[6] or similar pre-established, written trading contract or plan that expressly specifies the amount, price, and date to buy or sell a security.[7] This written plan or contract must instruct another person to purchase or sell the Security for the instructing person’s account and not permit the Access Person to exercise any subsequent influence over how, when, or whether to effect sales, provided that any other person exercising such influence must not be aware of any inside information when doing so.

C.	Initial Public Offerings (“IPOs”)

Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering or limited offering. This prohibition applies even if DB or DWS Group (or any affiliate) has no underwriting role and/or is not involved with the distribution.

D.	Short-Term Trading and Holding Period Requirement

Access Persons must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. DWS generally discourages personal short-term trading strategies, and Access Persons are cautioned that such personal short term trading strategies may inherently carry a higher risk of regulatory scrutiny. In any event, excessive or inappropriate trading that interferes with job performance or compromises the duty that DWS owes its Advisory Clients and shareholders is not appropriate and will not be tolerated.

Access Persons are prohibited from purchasing and selling any Securities within any 30 calendar day period. The 30 calendar day period is calculated using the Last In, First Out (“LIFO”) basis (e.g. any additional purchases in the same security, regardless of Trading Account, would start the 30 calendar day period over). Requirements under the holding period may be waived in exceptional circumstances by DWS Compliance. For clarification, Securities must be held through 30 days and may not be traded until day 31. The following are exempted from this restriction:

•	Securities purchased under a program in which automatic purchases are made in Trading Accounts in accordance with a predetermined schedule and allocation (e.g. issuer sponsored DRIPs and Periodic Purchase Plans/Automatic Investment Plans/Regular savings plans for open-end Investment Companies advised by DWS). Additional or occasional purchases of Securities outside of the program would be subject to the 30 calendar day short-term trading requirement;
•	To the extent acquired from the issuer, Securities acquired upon the automatic exercise of rights issued to holders of a class of Securities;
•	Purchases of Securities through an employer sponsored share purchase plan, such as the Deutsche Bank or DWS GSPP (or similar plans), and the receipt of shares, rights, or options (including the exercise of options or other conversions to shares) from an employer as compensation;
•	Securities purchased or sold in accordance to a Rule 10b5-1 Plan or similar pre-established, written trading contract or plan; and

6 When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

7 The SEC has expressed its view about the concept of trading “on the basis of” material, non-public information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is “on the basis” of material non-public information about that security or issuer if the person making the purchase or sale was aware of the material, non-public information when the person made the purchase or sale. A person’s purchase or sale is not “on the basis of” material, non-public information if he or she demonstrates that before becoming aware of the information, the person had entered into a binding contract to purchase or sell the security, instructed another person to purchase or sell the security for the instructing person’s account, or adopted a written plan for trading securities

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•	Cash management vehicles, such as money market Investment Companies.

E.	Short Sales

Access Persons may not sell short any Security, directly or indirectly (e.g. via options), including covered shorts (i.e. selling short “against the box”).

F.	DWS Restricted List

The DWS Restricted List is comprised of Securities in which the normal trading or recommending activity of DWS Group, including the personal trading of Access Persons, is prohibited or subject to specified restrictions (e.g., inside information).

i.	All Access Persons are responsible for checking the DWS Restricted List prior to entering into any transaction, soliciting customer orders or issuing research. Failure to observe the requirements of the Restricted List is considered a serious disciplinary matter and may result in sanctions, which could include dismissal.
ii.	The DWS Restricted List can be found at DWS Restricted List or can be accessed from the intranet home page under Useful Links\Compliance.

For additional information, please also see the Restricted List Policy – Global.

G.	Investments in DB/DWS Shares

Trading in options and derivatives involving DB Shares, DWS Shares or with DB Group or DWS Group underlying is prohibited. For example, the following types of transactions are specifically prohibited:

i.	Derivatives on DB Shares or DWS Shares;
ii.	Short positions, including covered shorts; and
iii.	Hedging of compensation awards that are not fully delivered and vested (hedging of FX exposure is permitted).

H.	Private Investment Transactions (“PITs”)

A PIT is a financial investment or product that is either not listed or if listed cannot be traded on any exchange. It includes all hedge funds, other unlisted funds, private equity, direct investment in someone else’s business, starting one’s own business, and investing capital in a business of any sort. Exchanges include both regulated markets and multilateral trading facilities. In some circumstances a PIT might also need to be logged as an outside business activity. Please contact Compliance if you have any questions.

All PITs, both buys and sells, are subject to pre-clearance. Committed funds up to the value of that which has been approved by Compliance may be deposited without additional preclearance approval.

Prior to effecting a Private Investment Transaction, either buys or sells, such as subscribing to or purchasing interests of any kind in a private placement, privately held company, private investment partnership, or industrial/commercial property or other private interest, all Access Persons must first, in accordance with the Code, pre-clear the transaction and complete a conflicts of interest questionnaire. Supporting documentation must be provided to Compliance upon request. Approvals for Private Investment Transactions are good for 30 calendar days. Additional time may be granted by DWS Compliance.

All existing PITs are required to be disclosed to Compliance within 10 days of becoming an Access Person, as noted above.

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Code of Ethics - DWS Group (U.S. Registered Entities)

i.	DB or DWS-Sponsored Private Placements, Private Investment Partnerships and Other Private Interests

Access Person investments or transactions (including liquidations) in DB or DWS private products raises special concerns regarding the potential for conflicts of interest or the appearance of conflicts. In addition, pursuant to the Volcker Rule, Access Persons may not invest in DB or DWS-sponsored private funds, that are exempt from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) (“Related Covered Funds”), except for any Access Person who is directly providing investment advisory or other services to the fund. Accordingly, transactions in such Securities must be reported to and approved in advance via StarCompliance. DWS Compliance is responsible for reviewing and assessing an Access Person’s requested trades in Related Covered Funds. Access Persons should not proceed with any such investments until they have obtained approval.

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Code of Ethics - DWS Group (U.S. Registered Entities)

8 / Written Acknowledgement

Upon commencement of your employment, becoming an Access Person, or the effective date of this Code, whichever occurs later, and upon any material amendments to the Code, all Access Persons will be required to acknowledge in writing receipt of a copy of the Code by submitting an attestation via StarCompliance or via the attached Code of Ethics Acknowledgement form attached as Appendix A. By that acknowledgement, you will also agree:

•	To read the Code, to make a reasonable effort to understand its provisions and that you have had the opportunity to ask questions to DWS Compliance;
•	To comply with the Code, as amended or updated, including its general principles, its reporting requirements, its prohibitions, its preclearance requirements, its short-term trading and holding period requirements and blackout periods;
•	To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal transactions in Securities and your responsibility to assure that their personal transactions in Securities comply with the Code, to the extent permitted by local laws; and
•	To cooperate fully with any review or inquiry by or on behalf of the Chief Compliance Officer (or designee) to determine your compliance with the provisions of the Code.

In addition, your acknowledgement will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgement may result in disciplinary actions, including Red Flags or dismissal.

(i)	Annual Attestation:

All Access Persons are required to attest in writing on an annual basis, via StarCompliance that they have complied with each provision of your initial acknowledgment (see above). In particular, the annual certification will require that Access Persons certify that they have received, read and understood the Code, that they recognize that they are subject to its provisions, that they have complied with the requirements of the Code during the period to which it applies, and that they have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code and that they have disclosed, reported or caused to be reported all Trading Accounts in which they have a Beneficial Ownership interest. In addition, all Access Persons will be required to confirm the accuracy of the Trading Accounts and Security records.

All Access Persons must also acknowledge receipt of any amendments made to the Code if a determination is made by DWS Compliance that such acknowledgement should occur prior to the next annual acknowledgement.

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Code of Ethics - DWS Group (U.S. Registered Entities)

9 / Compliance Oversight

A.	DWS Compliance Oversight

DWS Employee Compliance Office administers, monitors and reports on violations of the requirements set forth in the Code. DWS Employee Compliance Office is also responsible for administering a pre-clearance system for all Access Persons in accordance with the requirements of the Code, collecting and reviewing the reports and attestations required under the Code and identifying and reporting to DWS Compliance with respect to (i) all violations and (ii) actions taken to address such violations based on DWS’s Consequence Management Standards (see below).

DWS Employee Compliance Office is responsible for escalating any issues that fall outside of DWS’s Consequence Management Standards to the Chief Compliance Officer(s) (or his or her designee) for the respective DWS Entity. The Chief Compliance Officer(s) (or his or her designee) for each DWS Entity will be responsible for providing oversight of DWS Employee Compliance Office and its administration of the Code. DWS Employee Compliance Office will provide reporting, no less frequently than monthly, of all violations of the Code to the Chief Compliance Officer(s) (or his or her designee) for each DWS Entity. Access Persons may contact DWS Employee Compliance Office with any interpretation questions relating to the Code by sending an email to your respective regional contacts:

DWS-Americas.EC-CCR@db.com

DWS-APAC.EC-CCR@db.com

DWS-EMEA.EC-CCR@db.com

DWS-UKI.EC DWS-UKI.EC-CCR@db.com

B.	DWS’s Consequence Management Standards

The sanctions recommended by the Chief Compliance Officer may, to the extent permitted by local regulations, include, but not be limited to, written breaches of policy, issuance of Red Flags, full or partial disgorgement of profits, consideration of such violation during year-end performance and discretionary compensation review, imposition of a penalty, censure, trading suspension, or dismissal. As part of any sanction, (e.g., for violation of the Code’s restrictions on short-term trading and holding period requirements or trading during blackout periods), Access Persons may be required to reverse or unwind a transaction and to forfeit any profit or to absorb any loss from the transaction. If a transaction in a Security cannot be reversed or unwound, you may be required to disgorge any profits associated with the transaction, which profits will be distributed in a manner prescribed by the respective DWS Entity in the exercise of its discretion. Profits derived from transactions in Securities in violation of the Code may not be offset by any losses from other transactions. In certain circumstances, the Chief Compliance Officer will escalate matters to DWS Anti-Financial Crime Investigations (“DWS AFCI”) for an independent investigation.

The Red Flags process is an integral part of DWS’s global Risk Culture initiatives, aimed at embedding a strong Risk Culture across the Firm. This includes making sure the Firm only rewards the right behaviors. Access Person personal account dealing is one of the categories that will be measured for compliance. An Access Person’s Red Flags data will therefore be considered as one of the criteria during performance management, compensation and promotion decisions. Any Access Person who violates the Code may be subject to disciplinary actions, including the issuance of a Red Flag or possible termination

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of employment8. Additionally, violations of the Code are reported to Business Management no less than monthly. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations. Additional information regarding the Red Flags Program can be found at the following link:

https://mydb.intranet.db.com/groups/red-flags

C.	Reports of Violations

In a timely manner, typically monthly, but not less frequently than quarterly, any known violations of the Code by an Access Person will be reported, as appropriate, to the Risk & Control Committee, regional operating committees, DB Employee Compliance, DWS Funds Board, DBX Funds Board, and Germany Funds Board along with the sanctions imposed in response to the violation.

On at least an annual basis, the DWS Funds Board, DBX Funds Board, and Germany Funds Board will each be presented with an annual report that, at a minimum:

i.	Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;
ii.	Identifies any violations requiring significant sanctions during the past year;
iii.	Identifies any recommended changes in existing restrictions or procedures based on evolving industry practices or developments in applicable laws or regulations; and
iv.	Includes certifications from the Fund, investment advisers, and principal underwriter, stating that each entity has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

8 In Germany, the Red Flag process is limited to senior executives (“leitende Angestellte”).

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10 / Interpretations and Exceptions

The Chief Compliance Officer(s) (or his or her designee), in their discretion, may grant case-by-case exceptions to any of the requirements, restrictions, or prohibitions, except that the Chief Compliance Officer(s) (or his or her designee) may not exempt any transaction in a Security from the Code’s reporting requirements. Exemptions from the Code’s pre-clearance requirements and from the Code’s restrictions on Short-Term Trading and trading during Blackout Periods will require a determination by the Chief Compliance Officer(s) (or his or her designee) that the exempted transaction does not involve a realistic possibility of violating the general principles described in this Code. An application for a case-by-case exemption, in accordance with this paragraph, should be made in writing to the Chief Compliance Officer (or his or her designee).

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Code of Ethics - DWS Group (U.S. Registered Entities)

11 / Associated Policies

The following policies provide additional guidance to the Code. DWS Access Persons must also comply with the requirements of the following policies.

•	Code of Conduct – DB Group
•	CCF Risk Categories Global Requirements MaComp – Written Supervisory Procedures – DWS Global
•	Information Barriers –Policy - DWS Group
•	Anti-Bribery and Corruption Policy – DB Group
•	Information Security Policy – DB Group
•	Restricted List Policy – DB Group
•	Raising Concerns (including Whistleblowing Policy) – Deutsche Bank Group
•	Market Conduct Policy – Global
•	Conflicts of Interest Policy – DWS Group
•	Employee Compliance Policy – DWS Group
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Code of Ethics - DWS Group (U.S. Registered Entities)

12 / Authoritative Guidance

•	Section 10(b) of, and Rule 10b-5 under the Securities Exchange Act of 1934 (15 USC § 78j and 17 CFR § 240.10b-5)
•	Section 204A of, and Rule 204A-1 under the Investment Advisers Act of 1940 (15 USC § 80b-4a and 17 CFR § 275.204A-1)
•	Section 206 of the Investment Advisers Act of 1940
•	Section 17(j) of, and Rule 17j-1 under the Investment Company Act of 1940 (15 USC § 80a-17 and 17 CFR § 270.17j-1)
•	FINRA Rule 3210
•	FINRA Rule 3110(d)
•	European Market Abuse Regulation
•	Fund Manager Code of Conduct (Securities and Futures Commission – Hong Kong)
•	Gramm-Leach-Bliley Act
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Code of Ethics - DWS Group (U.S. Registered Entities)

13 / Key Components

Staff Responsibilities

This Code sets forth the specialized rules for personal trading and investment of all Access Persons. Every Supervised Persons, which includes Access Persons and Investment Persons, has to be aware of the requirements outlined in this document, which includes complying to the requirements and responding to requests being made in relation to this document.

Transactions and Financial Instruments in Scope

Any Security, transactions or reporting obligations which fall into the scope of this document, need to be registered in StarCompliance.

Exclusions

Any exclusions or exceptions are outlined within the applicable section of this document and apply as described.

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14 / Key Regional Differences

There are no regional differences.

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Code of Ethics - DWS Group (U.S. Registered Entities)

15 / Governance

The policy is approved by the DWS Global Head of AFC & Compliance.

Supervised Persons, including Access Persons and Investment Persons	Ensure adherence to this Code of Ethics by DWS Employees.
Business Signatory Officer (BSO)	The manager(s) of each Access Person have to approve or deny the respective trade requests for personal account dealing or private investment transaction requests, before they are reviewed by Compliance.
Compliance	Regional teams are supporting in advising on matters related to this document and will ensure timely feedback of requests. In addition, Compliance is conducting further checks to ensure that adherence to this Code of Ethics has been demonstrated by Staff. pursuant to the Consequence Management Standards which is outlined in Section 9: Compliance Oversight.

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16 / Terms and Definitions

List any abbreviations used in the policy for example:

Term	Definition
Access Person

“Access Person” shall include individuals who are “access persons” under Rule 17j-1 of the Investment Company Act of 1940, as amended and Rule 204A-1 of the Investment Advisers Act of 1940, as amended, and shall include:

•         A DWS Employee who, in the normal conduct of his/her job responsibilities, has access (or are likely to be perceived to have access) to inside information regarding any Advisory Client’s purchase or sale of Securities or inside information regarding the portfolio holdings of any reportable fund;

•         A DWS Employee who is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public;

•         Any officer or director of each DWS Entity;

•         Any officer of an Investment Company advised or sub-advised by a DWS Entity; or

•         Any other individual determined by DWS Compliance.

For purposes of the Code, all DWS Employees and Contingent Workers of DIMA, RREEF, DBX, and DDI are “Access Persons.” For the avoidance of doubt, all DWS Employees and Contingent Workers in the US are “Access Persons.”

The Chief Compliance Officers of DWSI, DWS Global, DWS HK, and DIAL shall identify, and maintain a list of, DWS Employees or Contingent Workers who are Access Persons under this Code.

Staff who is not explicitly classified as access person (or investment person, see below) is a “Non-Access Person”.

Advisory Client	“Advisory Client” shall mean a U.S. client, including a U.S. Investment Company or U.S. institutional client, for which a DWS Entity provides investment advisory services as an investment adviser or sub-adviser.
Beneficial Ownership

“Beneficial Ownership” as a general matter, shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in a Security. You are presumed to have a Beneficial Ownership interest in any security held directly or indirectly by you or a member of your Immediate Family (as defined below).

Some examples may include:

•         You are named as having power of attorney on a Trading Account through any contract, arrangement, understanding, or otherwise;

•         You own partnership interests in a partnership or limited company;

•         You have or share investment control over a corporation’s investment portfolio; or

•         You have investment control over a trust’s investments.

As a technical matter, the term “Beneficial Ownership” for purposes of this Code will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, in determining whether a person has beneficial ownership of a Security.

Contingent Workers	“Contingent Workers” shall mean individuals working at or for a DWS Entity who are not directly employed by such DWS Entity.
Discretionary Managed Account	“Discretionary Managed Account” shall mean a Trading Account where (A) the investment making decision has been delegated to an independent third-party investment manager or financial institution, who is not a family member or related-party, by means of a written agreement, (B) the third-party investment manager or financial institution maintains full discretionary control over the Trading Account, and (C) the DWS Employee and a person with Beneficial Ownership may not direct or influence any activity in the Trading Account.
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DWS Compliance	“DWS Compliance” shall mean the designated compliance officer contact assigned to support a specific business line.
DWS Employee	“DWS Employee” shall include all employees of DWS Entities. For avoidance of doubt, DWS Employee includes individuals who are seconded into a DWS Entity, but employed by an affiliated entity.
DWS Entity

“DWS Entity” includes the following:

-       DWS Investment Management Americas, Inc.

-       RREEF America, L.L.C.

-       DWS Distributors Inc.

-       DWS International GmbH

-       DWS Alternatives Global Limited

-       DWS Investments Hong Kong Limited

-       DWS Investments Australia Limited

-       DBX Advisors LLC

Immediate Family

“Immediate Family” shall mean any of the following persons who share the same household with you: your spouse, partner, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships. Any questions relating to whether a person shares the same household with you should be directed to DWS Compliance.

For the avoidance of doubt, this includes, but is not limited to, children in college or others for whom you are financial responsible.

Initial Coin Offerings (“ICOs”) and Initial Exchange Offerings (“IEOs”)

“Initial Coin Offerings” or token sales are offerings of new digital assets to raise capital or participate in investment opportunities. In an ICO, a company offers digital tokens to potential investors to fund a certain project or platform, and distributes the token via a blockchain network.

“Initial Exchange Offerings” are offerings of digital assets (e.g., coins or tokens) to raise capital that are offered directly by online trading platforms on behalf of companies to provide immediate trading opportunities for the digital assets.

Inside Information (also referred to as Material Non-public Information (MNPI) or Price Sensitive Information (PSI))	Defined in the Information Barriers Policy – Deutsche Bank Group as precise information, not publicly available which relates directly or indirectly to one or more issuer or financial instrument, which, if publicly known, would likely have significant effect on the price of a publicly traded instrument.
Investment Company	“Investment Company” is a company that issues securities that represent an undivided interest in the net assets held by the company. This includes such companies, and their series, that are registered under the Investment Company Act of 1940, as amended, or similar non-U.S. regulatory regime. These companies may be structured as open end or closed end companies and may be offered at a share price equal to their net asset value or on an exchange based on market prices.
Investment Personnel / Investment Persons

“Investment Personnel” shall mean any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for Advisory Clients or any natural person who controls the Investment Company or DWS Entity and who obtains information concerning recommendations made to the Investment Company regarding the purchase or sale of securities by such Investment Company.

Generally, this will include Portfolio Managers, Traders, Research Analysts (including other DWS Employees who work directly with these individuals in an assistant capacity) and others as may be determined by DWS Compliance.

As those responsible for making investment decisions (or participating in such decisions) for Advisory Clients, Investment Personnel occupy a comparatively sensitive position, and thus, additional rules outlined in this Code apply to these Access Persons.

Private Investment Transaction	“Private Investment Transaction” shall mean a transaction in a Security that is not listed on any exchange and is generally not available to the public. It includes subscribing to or purchasing interest, of any kind, in a hedge fund, private equity fund, other unlisted funds, a privately held company, private investment partnership, or industrial/commercial property or any direct investment in someone else’s business, starting one’s own business, and investing capital in a business of any sort.
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Security or Securities

“Security or Securities” shall mean any security or securities as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, or Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, but shall not include:

(i)     Direct obligations of the Government of the United States and any debt obligations of the national governments included in the G10;

(ii)    Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements;

(iii)   Shares issued by an open-end Investment Company, except for an open-end Investment Company for which a DWS Entity or an affiliate acts as investment adviser, sub-adviser or principal underwriter (e.g., Investmentfond-Anteile); and

(iv)   Shares issued by unit investment trusts that are invested exclusively in one or more open-end Investment Companies, none of which are advised by a DWS Entity or an affiliate (e.g., Dachfond);

A Security will generally include, but not be limited to, equity or debt securities, closed-end Investment Companies, exchange traded products, including exchange traded funds (ETFs), hedge funds, private funds, or other unregistered investment fund securities, derivatives (such as options, warrants, futures, and swaps,) American Depository Receipts (“ADRs”), Global Depository Receipts (“GDRs”), commodities, securities indices, and municipal bonds and similar instruments.

Any questions relating to the definition of Securities should be directed to DWS Compliance.

Supervised Persons	“Supervised Persons” mean any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the DWS Entity.
Trading Account	“Trading Account” shall mean any banking, investment or any other account through which an Access Person has, direct or indirect, Beneficial Ownership of Securities, excluding investments in 529 Plans (college savings plans) where products do not include any advised by a DWS Entity.

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17 / Document Retention

Books and records required to be maintained under this Policy must be maintained for 6 years, the first two years in a readily accessible place, including:

•	copies of codes of ethics adopted, implemented and / or in effect at any time during the period;
•	records of any violations of the code of ethics and actions taken as a result thereof;
•	records of all written acknowledgements are required herein for each person who is currently, or during the period was, a supervised person;
•	records of each report made by an access person, including any information provided in lieu of such reports;
•	record of the names of persons who are currently, or within the past six years were, access persons of the investment adviser; and
•	record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons, for at least six years after the end of the fiscal year in which the approval is granted.
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Code of Ethics - DWS Group (U.S. Registered Entities)

18 / Appendices and Attachments

Appendix A – Code of Ethics Acknowledgement

Code of Ethics Acknowledgement

I hereby certify that:

•	I have received, read, made a reasonable effort to understand the provisions of the Global Code of Ethics – DWS Group (“the Code”) and have had the opportunity to ask questions to DWS Compliance about the Code;
•	I will comply with the Code, as amended or updated, including its general principles, its reporting requirements, its prohibitions, its preclearance requirements, its short-term trading and holding period requirements and blackout periods;
•	I will advise the members of my Immediate Family about the existence of the Code, its applicability to their personal transactions in Securities and my responsibility to assure that their personal transactions in Securities comply with the Code; and
•	I will cooperate fully with any review or inquiry by or on behalf of the Chief Compliance Officer (or designee) to determine my compliance with the provisions of the Code.

In addition, pursuant to the requirements of the Code, I have reported all of my personal transactions requiring quarterly disclosure and all of my personal securities holdings requiring initial and annual disclosure. I recognize that any failure to comply with the Code and to honor the commitments made by my acknowledgement herein may result in disciplinary actions, including Red Flags or dismissal.

Print Name:

___________________________________________________

Signature:

___________________________________________________

Date:

________________________

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Code of Ethics - DWS Group (U.S. Registered Entities)

Appendix B – Initial Personal Securities Holdings Disclosure

INITIAL PERSONAL SECURITIES HOLDINGS DISCLOSURE

Name in print (Legal & Preferred):	Department:
Date of Report:

This information must be submitted within 10 days of you becoming an Access Person in order to comply with the Global Code of Ethics – DWS Group (the “Code”) requirements.

This disclosure must include all Securities held within your Trading Accounts, as defined in the Code, including exchange traded funds (ETFs).

*Trading Accounts shall mean any banking, investment or other account through which an Access Person has, direct or indirect, Beneficial Ownership of Securities (e.g., accounts for which the DWS Employee has power of attorney), which may include accounts of members of an Access Person’s Immediate Family sharing the same household that hold respective securities.

*Securities shall mean any security or securities as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, and Section 202(a)(18) of the Investment Advisers Act of 1940, as amended. A Security will generally include, but not be limited to, equity or debt securities, DWS open-end Investment Companies, closed-end Investment Companies, exchange traded products, including exchange traded Investment Companies, hedge funds, private funds, unregistered investments, derivatives (such as options, warrants, futures, and swaps,) American Depository Receipts, Global Depository Receipts, commodities, securities indices, and municipal bonds and similar instruments.

Not all securities are reportable. You do not need to include the following:

▪	Direct obligations of the Government of the United States and any debt obligations of the national governments included in the G10;

▪	Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

▪	Shares issued by an open-end Investment Company, except for an open-end Investment Company for which a DWS Entity or an affiliate acts as investment adviser, sub-adviser or principal underwriter; and

▪	Shares issued by unit investment trusts that are invested exclusively in one or more open-end Investment Companies, none of which are advised by a DWS Entity or an affiliate.

All Access Persons are required to immediately disclose their Trading Accounts in StarCompliance. This disclosure requirement is separate and distinct from the requirement to complete this form.

New Access Persons will receive via email a new joiner attestation, which will include instructions on how to disclose their brokerage account information. If you do not receive this e-mail, please contact the DWS Employee Compliance team at one of the email addresses below.

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Code of Ethics - DWS Group (U.S. Registered Entities)

I certify that I have reported all Trading Accounts and have reportable Securities holdings and I have provided DWS Employee Compliance with current (dated within 45 days) account statements and have not disclosed outside DWS any information related to DWS client accounts.

I do not maintain any Trading Accounts or any reportable Securities holdings as of my effective date of hire or transfer and have not disclosed outside DWS any information related to DWS client accounts.

//////////////////
Signature		Date

Send your completed form or any questions to:

DWS Employee Compliance Email:

DWS-Americas.EC-CCR@db.com

DWS-APAC.EC-CCR@db.com

DWS-EMEA.EC-CCR@db.com

DWS-UKI.EC-CCR@db.com

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Code of Ethics - DWS Group (U.S. Registered Entities)

Initial Holdings Report

Name in print (Legal & Preferred):	Department:

Date of Report: DD/MMM/YYYY

As of Date	Security Name	Security Type	ISIN / CUSIP / Ticker Symbol	Number of Shares	Principal Amount	Broker Name / Account No.

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Code of Ethics - DWS Group (U.S. Registered Entities)

Appendix C – Quarterly Transaction Report

Quarterly Transaction Report

Name in print (Legal & Preferred):	Department:
Date of Report:

Compliance is required to maintain a register of all Trading Accounts and Securities held by Access Persons and Investment Personnel under the Code of Ethics – DWS Group (the “Code”), which is the DWS policy outlining the U.S. regulatory requirements for U.S. registered investment advisers.

This Quarterly Transaction Report must be submitted by all Access Persons/ Investment Personnel on a quarterly basis within 30 days from each quarter end. Please refer to the Code and the relevant procedures for a full explanation of reporting requirements on personal transactions.

Please check the appropriate boxes below and provide relevant information. Please note that even if you have not opened any new Trading Accounts as defined by the Code nor executed any reportable transaction during the quarter, you must check the appropriate boxes in 1 and 2 below.

*Trading Accounts shall mean any banking, investment or other account through which an Access Person has, direct or indirect, Beneficial Ownership of Securities (e.g., accounts for which the DWS Employee has power of attorney), which may include accounts of members of an Access Person’s Immediate Family sharing the same household that hold respective securities.

*Securities shall mean any security or securities as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, and Section 202(a)(18) of the Investment Advisers Act of 1940, as amended. A Security will generally include, but not be limited to, equity or debt securities, DWS open-end Investment Companies, closed-end Investment Companies, exchange traded products, including exchange traded Investment Companies, hedge funds, private funds, unregistered investments, derivatives (such as options, warrants, futures, and swaps,) American Depository Receipts, Global Depository Receipts, commodities, securities indices, and municipal bonds and similar instruments.

Not all securities are reportable. You do not need to include the following:

▪	Direct obligations of the Government of the United States and any debt obligations of the national governments included in the G10;

▪	Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

▪	Shares issued by an open-end Investment Company, except for an open-end Investment Company for which a DWS Entity or an affiliate acts as investment adviser, sub-adviser or principal underwriter; including regular savings plans, and

▪	Shares issued by unit investment trusts that are invested exclusively in one or more open-end Investment Companies, none of which are advised by a DWS Entity or an affiliate.

1.	Trading Accounts (tick one and report detail)

I have not opened any new Employee or Related Party Accounts during the Quarter

and have not disclosed outside DWS any information related to DWS client accounts.                     €

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Code of Ethics - DWS Group (U.S. Registered Entities)

I newly opened new Employee or Related Party Account(s) during the Quarter as follows

and have not disclosed outside DWS any information related to DWS client accounts.                  €

Name of Broker	Account Holder Name	Account No.	Relationship w/ Access Person

2.	Discretionary Managed Accounts (i.e., accounts where the Access Person exercises no discretion in relation to the management of the account or selection of underlying investments);

Did you have any discretionary managed accounts(s) or trust(s) at any time during the period to which this certification applies?

Yes            €

No            €

If Yes, I hereby cerify that:

(Please check all that apply)

(a)	I did not suggest that the trustee / third-party discretionary manager make any particular €

purchases or sales of securities for the account(s);

(b)	I did not direct the trustee / third-party discretionary manager to make any particular €

purchases or sales of securities for the account(s);

(c)	I did not consult with the trustee / third-party discretionary manager as to the particular €

allocation of investments to be made in the account(s);

3.	Reportable Securities (tick one and report detail, as applicable)

I have not made any transactions in Reportable Securities during the Quarter. €

I have made the following transactions in Reportable Securities during the Quarter. €

PLEASE ATTACH A COPY OF THE RESPECTIVE BROKER STATEMENT(S) / COPY CONTRACT NOTE(S) OR FILL IN THE INFORMATION IN THE TABLE ON THE NEXT PAGE.

By signing this form, I confirm that I have not disclosed outside DWS any information related to DWS client accounts.

Signature Date

Send your completed form or any questions to:

DWS-Americas.EC-CCR@db.com

DWS-APAC.EC-CCR@db.com

DWS-EMEA.EC-CCR@db.com

DWS-UKI.EC-CCR@db.com

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Code of Ethics - DWS Group (U.S. Registered Entities)

Quarterly Transaction Report

Name in print (Legal & Preferred):	Department:

Date of Report: DD/MMM/YYYY

Transaction Date	Security Name	ISIN / CUSIP / Ticker Symbol	Number of Shares	Nature of Transaction (Buy, Sell, etc.)	Price	Principal Amount	Interest Rate (if applicable)	Maturity (if applicable)	Broker Name / Account No.	Pre-cleared in StarCompliance?

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Code of Ethics - DWS Group (U.S. Registered Entities)

Appendix D – Annual Personal Securities Holdings Disclosure

ANNUAL PERSONAL SECURITIES HOLDINGS

DISCLOSURE

Name in print (Legal & Preferred):	Department:

Date:

DWS requires Access Persons to provide an Annual Personal Securities Holdings Disclosure once each year. The information submitted must be current within forty-five (45) calendar days of the report date.

This disclosure must include all Securities held within your Trading Accounts, as defined in the Code of Ethics – DWS Group, including exchange traded funds (ETFs).

*Trading Accounts shall mean any banking, investment or other account through which an Access Person has, direct or indirect, Beneficial Ownership of Securities (e.g., accounts for which the DWS Employee has power of attorney), which may include accounts of members of an Access Person’s Immediate Family sharing the same household that hold respective securities.

*Securities shall mean any security or securities as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, and Section 202(a)(18) of the Investment Advisers Act of 1940, as amended. A Security will generally include, but not be limited to, equity or debt securities, DWS open-end Investment Companies, closed-end Investment Companies, exchange traded products, including exchange traded Investment Companies, hedge funds, private funds, unregistered investments, derivatives (such as options, warrants, futures, and swaps,) American Depository Receipts, Global Depository Receipts, commodities, securities indices, and municipal bonds and similar instruments.

Not all securities are reportable. You do not need to include the following:

▪	Direct obligations of the Government of the United States and any debt obligations of the national governments included in the G10;

▪	Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

▪	Shares issued by an open-end Investment Company, except for an open-end Investment Company for which a DWS Entity or an affiliate acts as investment adviser, sub-adviser or principal underwriter; and

▪	Shares issued by unit investment trusts that are invested exclusively in one or more open-end Investment Companies, none of which are advised by a DWS Entity or an affiliate.

Report on Holdings in Reportable Securities

[_]	I certify that I have reported all Trading Accounts and have reportable Securities holdings and I have attached hereto are current (dated within 45 days) account statements and have not disclosed outside DWS any information related to DWS client accounts.

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Code of Ethics - DWS Group (U.S. Registered Entities)

[_]	I do not maintain any Trading Accounts or any reportable Securities holdings as of the report date and have not disclosed outside DWS any information related to DWS client accounts.

Signature Date

Send your completed form or any questions to:

DWS Employee Compliance Email:

DWS-Americas.EC-CCR@db.com

DWS-APAC.EC-CCR@db.com

DWS-EMEA.EC-CCR@db.com

DWS-UKI.EC-CCR@db.com

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Code of Ethics - DWS Group (U.S. Registered Entities)

Annual Holdings Report

Name in print (Legal & Preferred):	Department:

Date of Report: DD/MMM/YYYY

As of Date	Security Name	Security Type	ISIN / CUSIP / Ticker Symbol	Number of Shares	Principal Amount	Broker Name / Account No.

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